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                                                                  Exhibit (e)(8)

[LOGO] AIG The AIG Life Companies (U.S.)

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                                                       EXECUTIVE ADVANTAGE(SM)

                                                REALLOCATION and REBALANCING REQUEST

Insured:                                                        Policyholder:
        -----------------------------------------------------                 ------------------------------------------------------
        (Last Name, First Name, Middle Name)                                  (Last Name, First Name, Middle Name)

Policy Number:                                                                Social Security No.:       -     -
               ------------------------------------------------------------                        ------ ----- ------

     .    Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

     .    The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

     .    Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

     .    Transfers must be in whole dollars or whole percentages.

          Please rebalance the subaccounts to achieve the percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the
          Owner.

Guaranteed Account                                         _______%                                                        Percent
                                                                                                                           -------
                                                                      Goldman Sachs Variable Insurance Trust
   AllianceBernstein Variable Products Series Fund, Inc.                 Strategic International Equity Fund               _______%
   Growth Portfolio                                        _______%      Structured U.S. Equity Fund                       _______%
   Growth and Income Portfolio                             _______%
   Large Cap Growth Portfolio                              _______%   J.P. Morgan Insurance Trust
   Small Cap Growth Portfolio                              _______%      Small Cap Core Portfolio                          _______%
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund                                 _______%   The Universal Institutional Funds, Inc.
   VP International Fund                                   _______%      Core Plus Fixed Income Portfolio                  _______%
BlackRock Variable Series Funds, Inc.                                    Emerging Markets Equity Portfolio                 _______%
   BlackRock Basic Value V.I. Fund                         _______%      High Yield Portfolio                              _______%
   BlackRock Fundamental Growth V.I. Fund                  _______%      Mid Cap Growth Portfolio                          _______%
   BlackRock Government Income V.I. Fund                   _______%      U.S. Mid Cap Value Portfolio                      _______%
   BlackRock Value Opportunities V.I. Fund                 _______%   Neuberger Berman Advisers Management Trust
Credit Suisse Trust                                                      AMT Partners Portfolio                            _______%
   International Equity Flex III Portfolio                 _______%   PIMCO Variable Insurance Trust
   International Equity Flex II Portfolio                  _______%      High Yield Portfolio                              _______%
   International Equity Flex I Portfolio                   _______%      Long-Term U.S. Government Portfolio               _______%
   U.S. Equity Flex III Portfolio                          _______%      Real Return Portfolio                             _______%
   U.S. Equity Flex II Portfolio                           _______%      Short-Term Portfolio                              _______%
   U.S. Equity Flex I Portfolio                            _______%      Total Return Portfolio                            _______%
Fidelity Variable Insurance Products                                  Vanguard Variable Insurance Fund
   VIP Balanced Portfolio                                  _______%      Total Bond Market Index Portfolio                 _______%
   VIP Contrafund Portfolio                                _______%      Total Stock Market Index Portfolio                _______%
   VIP Index 500 Portfolio                                 _______%   VALIC Company I
   VIP Money Market Portfolio                              _______%      International Equities Fund                       _______%
   Franklin Templeton Variable Insurance Products Trust                  Mid Cap Index Fund                                _______%
   Developing Markets Securities Fund- Class 2             _______%      Small Cap Index Fund                              _______%
   Foreign Securities Fund- Class 2                        _______%
   Growth Securities Fund - Class 2                        _______%


----------------------------------------------------------------   -----------------------------------------------------------------
Signature of Insured                                               Signature of Policyholder (if other than Insured)

                                      , 20
--------------------------------- ----    ---
Date Signed

Rebalance, Executive Advantage(SM), 12/08
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